UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

(Exact name of registrant as specified in its charter)

Delaware	000-36060	80-0551965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

None

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2014, Corporate Resource Services, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to file timely with the Securities and Exchange Commission (the “Commission”) its quarterly report on Form 10-Q for the period ended April 4, 2014. The quarterly report was required to be filed by the Company on or before May 20, 2014 to be timely filed with the Commission. Pursuant to the letter, the Company is required to submit to Nasdaq a plan to regain compliance with respect to the filing of the Company’s Annual Report on Form 10-K for the period ended January 3, 2014 and its Form 10-Q for the period ended April 4, 2014 no later than June 23, 2014. While the Company intends to file its Annual Report on Form 10-K with the Commission as soon as practicable and in advance of the June 23, 2014 due date for the plan, it may require additional time to complete it quarterly report on Form 10-Q. Upon filing its Form 10-Q for the period ended April 4, 2014, the Company expects to be in compliance with Nasdaq’s continued listing standards thereafter.

On May 30, 2014, the Company issued a press release announcing the receipt of the deficiency letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This report contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this report are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “intends,” “may,” “projects,” “proposed,” “plans,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements included in this report may relate to, but are not limited to, statements regarding the Company’s expected compliance with Nasdaq Listing Rules and the Company’s continued listing on The Nasdaq Capital Market.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press release dated May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/John P. Messina, Sr.
Name	John P. Messina, Sr.
Title	Chief Executive Officer

Date:  May 30, 2014